                              IDENTIX INCORPORATED
                                   EXHIBIT 7.2

INDEX TO EXHIBIT 7.2
UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

Headnote and Explanation..................................................... 58

Pro Forma Combined Balance Sheet As Of December 31, 1995..................... 59

Pro Forma Combined Statement of Operations For The Six Month
  Period Ended December 31, 1995............................................. 60

Pro Forma Combined Statement of Operations For The Year
  Ended June 30, 1995........................................................ 61

Notes to Unaudited Pro Forma Combined Financial Statements................... 62

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following unaudited pro forma balance sheet as of December 31, 1995 and unaudited pro forma combined statements of operations for the six month period ended December 31, 1995 and the year ended June 30, 1995 have been prepared from the historical financial statements of Identix Incorporated ("Identix"), Fingerscan Pty Limited ("Fingerscan") and Bio Recognition Systems Pty Limited ("BRS"), the predecessor entity to Fingerscan.

The pro forma combined financial statements give effect for the acquisition of Fingerscan accounted for under the purchase method of accounting and for the pro forma adjustments described in the accompanying notes to the pro forma financial information.

The pro forma combined financial statements for the respective periods should be read in conjunction with the notes accompanying the pro forma combined financial statements and the historical financial statements of Identix, Fingerscan and BRS. The pro forma combined financial statements of operations do not purport to represent the results of operations that actually would have occurred had the acquisition been consummated at the beginning of the representative periods presented, nor are the pro forma combined balance sheet and results of operations as of and for the six months ended December 31, 1995, necessarily indicative of the financial position and operating results as of and for the year ended June 30, 1996, or for any future date or period.

The financial information of Fingerscan and BRS included in these pro forma combined financial statements have been derived from the historical information of Fingerscan and BRS prepared in accordance with Australian Generally
Accepted Accounting Principles ("GAAP") and stated in United States dollars. Australian GAAP and United States GAAP differ in certain significant respects. However, the application of the latter would not have had a material impact upon the determination of net profit expressed in United States dollars for the pro forma combined balance sheet as of December 31, 1995 and the results of operations for the six month period ended December 31, 1995 and for the year ended June 30, 1995. Certain reclassifications have been made to Fingerscan's and BRS' financial statements included in these pro forma financial statements to conform to Identix's presentation.

During the six months ended December 31, 1995, the management of Fingerscan was focused on locating a partner in order to finance the potential growth of Fingerscan. Management of BRS and Fingerscan (which constitute the same people) were focused on these development matters. As a result, marketing and sales efforts were somewhat diminished, which affected the sales and operating results of the two companies.

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                        PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                        December 31, 1995
                                              --------------------------------------------------------------------
                                                    Identix     Fingerscan                   Pro Forma
                                               Incorporated        Pty Ltd         Adjustments            Combined
                                               ------------        -------         -----------            --------
                                                                                     (NOTE 1)
ASSETS
Current Assets:
 Cash and cash equivalents                     $  6,463,000     $  116,000        $      -            $  6,579,000
  Accounts receivable                            11,354,000        326,000          (132,000)(b)        11,548,000
  Inventories                                     3,234,000         55,000           (68,000)(b)         3,221,000
  Prepaid expenses and other assets                 282,000            -                 -                 282,000
                                               --------------------------------------------------------------------
    Total current assets                         21,333,000        497,000          (200,000)           21,630,000

Property and equipment, net                       1,737,000         20,000               -               1,757,000
Intangible and other assets                       2,015,000        917,000          (107,000)(c)(d)      2,825,000
                                               --------------------------------------------------------------------
    Total assets                               $ 25,085,000     $1,434,000        $ (307,000)         $ 26,212,000
                                               ====================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to banks                       $  2,647,000     $      -          $      -            $  2,647,000
  Accounts payable                                2,705,000        265,000           148,000(b)(c)       3,118,000
  Accrued compensation                              868,000            -                 -                 868,000
  Other accrued liabilities                         517,000         50,000               -                 567,000
  Current portion of long-term note                 106,000            -                 -                 106,000
  Deferred maintenance revenue                      307,000            -                 -                 307,000
                                               --------------------------------------------------------------------
    Total current liabilities                     7,150,000        315,000           148,000             7,613,000

Deferred maintenance revenue                        330,000            -                 -                 330,000
Long-term debt, less current portion                180,000            -                 -                 180,000
Other long-term liabilities                          89,000            -                 -                  89,000
                                               --------------------------------------------------------------------
    Total liabilities                             7,749,000        315,000           148,000             8,212,000
                                               --------------------------------------------------------------------

Shareholders' equity:
  Common stock
    Identix                                      43,986,000            -           5,459,000 (a)        49,445,000
    Fingerscan                                          -        1,068,000        (1,068,000)(a)               -
  Accumulated deficit/retained earnings
    Identix                                     (26,650,000)           -          (4,795,000)(a)       (31,445,000)
    Fingerscan                                          -            6,000            (6,000)(a)               -
  Cumulative translation adjustment                     -           45,000           (45,000)(a)               -
                                               --------------------------------------------------------------------
    Total shareholders' equity                   17,336,000      1,119,000          (455,000)           18,000,000
                                               --------------------------------------------------------------------
   Total liabilities and shareholders' equity  $ 25,085,000     $1,434,000        $ (307,000)         $ 26,212,000
                                               ====================================================================

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1995
                                   (UNAUDITED)


                                                                             December 31, 1995
                                                ----------------------------------------------------------------------------
                                                     Identix        Fingerscan                         Pro Forma
                                                Incorporated           Pty Ltd             Adjustments              Combined
                                                ------------        ----------             -----------              --------
                                                                                            (NOTE 1)
Revenues:
  Net Product Sales                              $ 6,726,000        $1,044,000              $(149,000)(b)       $  7,621,000
  Services                                         9,627,000                                                       9,627,000
                                                -----------------------------------------------------------------------------
     Total Revenues                               16,353,000         1,044,000               (149,000)            17,248,000
                                                -----------------------------------------------------------------------------

 Costs and expenses:
   Costs of products sales                         3,844,000           455,000                (77,000)(b)          4,222,000
   Costs of services provided                      7,938,000                 -                      -              7,938,000
   Research, development and engineering             688,000           128,000                      -                816,000
   Marketing and sales                             1,636,000           301,000                      -              1,937,000
   General and administrative                      1,777,000           100,000                      -              1,877,000
                                                -----------------------------------------------------------------------------
     Total costs and expenses                     15,883,000           984,000                (77,000)            16,790,000
                                                -----------------------------------------------------------------------------

 Income from operations                              470,000            60,000                (72,000)               458,000
 Other income                                         43,000            85,000                      -                128,000
                                                -----------------------------------------------------------------------------
 Income before income taxes                          513,000           145,000                (72,000)               586,000
 Income taxes                                              -           (46,000)                     -                (46,000)
                                                -----------------------------------------------------------------------------
 Net income                                      $   513,000        $   99,000              $ (72,000)          $    540,000
                                                =============================================================================

Net income per common share                                                                                     $       0.02

Average common shares outstanding                                                                                 23,598,000

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                   (UNAUDITED)

                                                                                     June 30, 1995
                                                         -----------------------------------------------------------------------
                                                              Identix      Fingerscan                      Pro Forma
                                                         Incorporated         Pty Ltd         Adjustments               Combined
                                                         ------------      ----------         -----------               --------
                                                                                                (NOTE 1)
Revenues:
  Net Product Sales                                     $   9,025,000    $  2,967,000         $  (278,000)(b)     $   11,714,000
   Services                                                17,989,000               -                   -             17,989,000
                                                        -------------------------------------------------------------------------
     Total Revenues                                        27,014,000       2,967,000            (278,000)            29,703,000
                                                        -------------------------------------------------------------------------

 Costs and expenses:
   Costs of products sales                                  5,445,000       1,697,000            (145,000)(b)          6,997,000
   Costs of services provided                              15,493,000               -                   -             15,493,000
   Research, development and engineering                    1,582,000         190,000                   -              1,772,000
   Marketing and sales                                      2,465,000         300,000                   -              2,765,000
   General and administrative                               2,677,000         142,000                   -              2,819,000
                                                        -------------------------------------------------------------------------
     Total costs and expenses                              27,662,000       2,329,000            (145,000)            29,846,000
                                                        -------------------------------------------------------------------------

 Income (loss) from operations                               (648,000)        638,000            (133,000)              (143,000)
 Other income (expense)                                      (203,000)      1,041,000                   -                838,000
                                                        -------------------------------------------------------------------------
 Income (loss) before provision for income taxes
    and income tax benefit                                   (851,000)      1,679,000            (133,000)               695,000
 Provision for income taxes                                         -        (553,000)                  -               (553,000)
 Income tax benefit                                           136,000               -                   -                136,000
                                                        =========================================================================
Net income (loss)                                       $    (715,000)   $  1,126,000         $  (133,000)        $      278,000
                                                        =========================================================================

Net income (loss) per common share                                                                                $         0.01

Average common shares outstanding                                                                                     20,040,000

                 IDENTIX INCORPORATED AND FINGERSCAN PTY LIMITED
                                  ------------
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1  PRO FORMA ADJUSTMENTS

(a) The pro forma combined financial statements have been prepared to reflect the acquisition of Fingerscan by Identix for an aggregate price of $5,459,000. Identix issued 668,976 shares of the Company's common stock reflecting a discount for certain restrictions related to the resale of the common stock used to purchase Fingerscan. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately $5,280,000, of which $4,723,000 was allocated to in-process research and development based on an independent appraisal and $557,000 was allocated to other intangibles including acquired technology. The pro forma combined balance sheet includes an adjustment for the write-off of the in-process research and development of $4,723,000 acquired in connection with the acquisition. The pro forma combined statements of operations do not include this adjustment for the non-recurring write-off of the acquired in-process research and development. The net loss per share is based on the average number of shares of common stock of Identix outstanding during the period plus the common shares issued by Identix to acquire Fingerscan.

(b) For all periods presented, intercompany transactions have been eliminated in the pro forma combined financial statements.

(c) The unaudited pro forma combined balance sheet includes $280,000 of direct expenses related to the acquisition.

(d) Intangible assets have been adjusted to reflect their fair values as of the date of acquisition.